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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                 December 3, 1997
                       ---------------------------------
                                 Date of Report
                       (Date of earliest event reported)



                          Beverly Enterprises, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



       1-9550                                               95-4100309
------------------------                       ---------------------------------
(Commission file number)                       (IRS employer identification no.)


          5111 Rogers Avenue
             Suite 40-A
         Fort Smith, Arkansas                                     72919
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(Address of principal executive offices)                        (Zip code)



                                 (501) 452-6712
              ----------------------------------------------------
              (Registrant's telephone number, including area code)





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Item 5.  Other Matters

         On December 3, 1997, Beverly Enterprises, Inc. ("Beverly") and Capstone Pharmacy Services, Inc. ("Capstone") announced that they had completed the closing of the transactions contemplated by a definitive Agreement and Plan of Merger dated April 15, 1997(the "Merger Agreement") which combined Beverly's institutional pharmacy subsidiary, Pharmacy Corporation of America ("PCA") with Capstone to create one of the nation's largest independent institutional pharmacy company (the "Merger"). Capstone, which on December 3 changed its name to PharMerica, Inc. ("PharMerica") issued 50 million shares of its common stock ("PharMerica Common Stock") to Beverly stockholders and assumed $275 million of PCA debt incurred to repay Beverly for certain intercompany indebtedness. Beverly stockholders of record on December 3 received, for each share of Beverly Common Stock exchanged in the Merger, a fraction of a PharMerica share equal to the quotient of 50,000,000 divided by the number of Beverly shares outstanding on such date, or .4551 of a PharMerica share, based on the fully diluted number of shares of Beverly Common Stock outstanding at December 3, 1997 (the "Conversion Number"). PharMerica will pay cash in lieu of issuing fractional shares of PharMerica Common Stock. Beverly stockholders are expected to own approximately 57% of the issued and outstanding stock of PharMerica immediately following the Merger.

        Concurrently with execution of the Merger Agreement, Beverly, Capstone and New Beverly Holdings, Inc. ("NBHI"), a wholly owned subsidiary of Beverly, also completed the closing of the transactions contemplated by an Agreement and Plan of Distribution (the "Distribution Agreement"). Under the Distribution Agreement, Beverly transferred all of its non-PCA business, including all related assets and liabilities (the "Remaining Health Care Business") to NBHI in exchange for the issuance of NBHI Common Stock. Immediately thereafter, but prior to the Merger, Beverly distributed to holders of Beverly Common Stock on December 3 the NBHI Common Stock then owned by Beverly, on the basis of one whole share of NBHI Common Stock for each outstanding whole share of Beverly Common Stock (the "Distribution"). Various other agreements between Beverly and NBHI were also consummated so as to facilitate and accomplish the separation of PCA and its institutional pharmacy business from Beverly's Remaining Health Care Business.

        As a result of the completion of the Distribution and the Merger, Beverly stockholders of record on December 3, 1997 have received one share of NBHI Common Stock (reflecting an interest in the Remaining Health Care Business) for each share of Beverly Common Stock held as of such date, and have exchanged their shares of Beverly Common Stock for shares of PharMerica Common Stock (reflecting an interest in the combined institutional pharmacy businesses of PCA and Capstone) on the basis described above.

         This Current Report contains forward-looking information regarding described transactions




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and such information is being provided in connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those forecasted or contemplated. These risks and uncertainties include national and local economic conditions, market conditions, the effect of government regulation and the competitive environment in which the companies operate. These and other risks and uncertainties which could affect future results may also be addressed in filings with the Securities and Exchange Commission by Beverly, Pharmerica and NBHI as discussed below.

        The above summary of the Merger and the Distribution is not intended to be complete and is qualified in its entirety by reference to the detailed provisions of the Merger Agreement and the Distribution Agreement, which are attached as Exhibits 2.1 and 2.2, respectively to Beverly's Current Report on Form 8-K dated April 15, 1997 and other filings made with the Commission by Beverly, Capstone, Pharmerica and NBHI, including the Joint Proxy Statement of Beverly and Capstone dated October 17, 1997 and the NBHI Prospectus dated October 17, 1997. In addition, a copy of the press releases issued by Beverly in connection with its announcement of the completion of the above-described transaction and issued in connection with the determination of the Conversion Number are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 7.  Financial Statements and Exhibits.

         a)      Financial statements of businesses acquired. Not applicable.

         b)      Pro forma financial information. Not applicable.

         c)      Exhibits.

                 99.1 Press release, dated December 3, 1997, issued by Beverly Enterprises, Inc.

                 99.2 Press Release, dated December 10, 1997, issued by Beverly Enterprises, Inc.




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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BEVERLY ENTERPRISES, INC.



                                        /s/ PAMELA H. DANIELS
                                        -----------------------------------
                                        Pamela H. Daniels
                                        Vice President, Controller
                                        and Chief Accounting
                                        Officer

Date: December 18, 1997





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                              INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------

99.1       Press release, dated December 3, 1997, issued by Beverly
           Enterprises, Inc.

99.2       Press release, dated December 10, 1997, issued by Beverly
           Enterprises, Inc.